UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 7, 2021

Moving iMage Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40511	85-1836381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17760 Newhope Street, Fountain Valley, CA 92075

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(714) 751-7998

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.00001 par value	MITQ	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On July 7, 2021, Moving iMage Technologies, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Boustead Securities, LLC, acting as representative (the “Representative”) of the several underwriters named in the Underwriting Agreement (the “Underwriters”), relating to the Company’s underwritten public offering (the “Public Offering”) pursuant to which the Company agreed to issue and sell 4,200,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), and granted the Underwriters a 45-day option (the "Over-Allotment Option") to purchase up to an additional 630,000 shares of Common Stock (the “Option Shares” and together with the Firm Shares, the “Shares”). The Shares were sold to the public at a public offering price of $3.00 per share and were purchased by the Underwriters from the Company at a price of $2.73 per share.

The Shares were sold in the Public Offering pursuant to a Registration Statement on Form S-1, as amended (File No. 333-234159) (the “Registration Statement”), a related prospectus filed with the Securities and Exchange Commission and a Registration Statement on Form S-1 pursuant to 462(b) of the Securities Act of 1933, as amended (the “Securities Act”) (File No. 333-257759). The Public Offering closed on July 12, 2021 and the Company sold an aggregate of 4,830,000 shares of Common Stock to the Underwriters, including 630,000 shares pursuant to the Over-Allotment Option, for total gross proceeds of approximately $14.5 million.

The Underwriting Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act. In addition, pursuant to the terms of the Underwriting Agreement, each of the Company’s officers and directors of the Company have entered into lock-up agreements with the Underwriters pursuant to which each of them has agreed not to, for a period of 365 days from the date of the prospectus, offer, sell, transfer or otherwise dispose of the Company’s securities without the prior consent of the Representative, subject to limited exceptions. The Company also agreed to issue the Representative (or its designees) warrants to purchase shares of Common Stock equal to 5.0% of the aggregate number of shares of Common Stock sold in the Public Offering (the “Representative’s Warrants”).

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Representative’s Warrants

On July 12, 2021, pursuant to the Underwriting Agreement, the Company issued the Representative’s Warrants to purchase up to an aggregate of 241,500 shares of Common Stock. The Representative’s Warrants may be exercised until July 7, 2026. The Representative’s Warrants are exercisable on a cashless basis at an initial exercise price of $3.75 per share, which represents 125% of the public offering price.

The foregoing summary of the Representative’s Warrants is qualified in its entirety by reference to the full text of the form of Representative’s Warrant, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Exchange Agreement

In connection with the Public Offering, immediately prior to the effective date of the Registration Statement, and pursuant to the terms of an Exchange Agreement (the “Exchange Agreement”), dated July 7, 2021, among the Company and the equity holders (the “Members”) of Moving iMage Technologies, LLC, a Delaware limited liability company (“MiT LLC”), in exchange for the units of MiT LLC held by the Members, which were assigned and transferred to the Company, the Company issued to the Members an aggregate of 2,350,000 shares of Common Stock. As a result, MiT LLC became a wholly owned subsidiary of the Company.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the Public Offering, immediately prior to the effective date of the Registration Statement, and pursuant to the terms of the Exchange Agreement, in exchange for the units of MiT LLC held by the Members, which were assigned and transferred to the Company, the Company issued to the Members an aggregate of 2,350,000 shares of Common Stock. As a result, MiT LLC became a wholly owned subsidiary of the Company. The Shares were not registered under the Securities Act, in reliance on the private offering exemption from registration provided by Section 4(a)(2) of the Securities Act, and Regulation D as promulgated thereunder, and in reliance on the representations, warranties and covenants of the Members set forth in the Exchange Agreement in support thereof. The Shares bear a legend restricting further transfer or sale until the shares have been registered under the Securities Act or an exemption from registration thereunder is available.

On July 8, 2021, the Company issued a warrant to Agility Capital III, LLC, an unaffiliated lender, to acquire 116,667 shares of Common Stock at a per share exercise price equal to $3.00 per share. The warrant was not registered under the Securities Act, in reliance on the private offering exemption from registration provided by Section 4(a)(2) of the Securities Act, and Regulation D as promulgated thereunder, and in reliance on the representations, warranties and covenants of the holder. The Shares bear a legend restricting further transfer or sale until the shares have been registered under the Securities Act or an exemption from registration thereunder is available.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 6, 2021, Michael Sherman was appointed Chief Financial Officer effective July 7, 2021. Mr. Sherman, C.P.A., 58, has been the Interim Chief Financial Officer of Moving iMage Technologies, Inc. since July 2018. A senior financial professional for over 25 years, Mr. Sherman has held executive finance positions within a range of companies, both public and private. Prior to joining Moving iMage Technologies, Inc., Mr. Sherman was a Finance and Accounting Consultant primarily providing acquisition and other transactional services to companies in the Telecom and Manufacturing industries. At EBSCO Industries, he acted as Corporate Controller and Warehouse Director, while leading the financial integration and on-boarding of the acquisition of an online stand-up desk company in Waukegan, Illinois. At FDH Velocitel, he was responsible for finance and accounting integration aspects of the acquisition of FDH in Raleigh, North Carolina. At Mitsubishi Automation, as acting Corporate Controller, he was responsible for their $300 million Annual Operating Plan for North and South America, while overseeing all finance functions. Prior to consulting, he was Associate Vice President — Accounting for TCS Education System, where he was responsible for overall system accounting, the acquisitions of the Santa Barbara and Ventura Colleges of Law, as well as preparation and submission of the company’s IRS form 990 for 11 legal entities. Prior to that, he held a senior management position of Global Vice President of Finance with Liquid Controls Group, an operating group of IDEX, where he was responsible for 7 entities in 5 Countries. While there, he also led the acquisition of TopTech Systems in Florida and Faure Herman in France. Prior to IDEX, he was Vice President Finance for KaVo Dental, a Division of Danaher, where he was responsible for all aspects of Finance and Accounting. A former Public Accounting C.P.A. with Coopers & Lybrand for 6 years, where he provided audit, accounting, and business advisory services to a portfolio of clients engaged in the manufacturing and distribution sectors, he holds a bachelor degree in Accountancy from Northern Illinois University.

There are no arrangements or understandings between Mr. Sherman and any other person pursuant to which he was appointed to serve as Chief Financial Officer of the Company and Mr. Sherman does not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Sherman and any director or executive officer of the Company.

Item 8.01 Other Events.

On July 8, 2021 and July 12, 2021, the Company issued press releases announcing the pricing of the Public Offering and the closing of the Public Offering. Copies of the press releases are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit
1.1	Underwriting Agreement dated July 7, 2021 between Moving iMage Technologies, Inc. and Boustead Securities, LLC, as representative of the underwriters named therein
4.1	Representative’s Warrant dated July 12, 2021
4.2	Warrant dated July 12, 2021 issued to Agility Capital III, LLC
10.1	Exchange Agreement dated July 7, 2021 among the Company, and the Members of Moving iMage Technologies, LLC
99.1	Press release dated July 8, 2021
99.2	Press release dated July 13, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Moving iMage Technologies, Inc.

Date: July 13, 2021

	By:	/s/ Phil Rafnson
	Name:	Phil Rafnson
	Title:	President and Chief Executive Officer